UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

Celera Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34116	26-2028576
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 Harbor Bay Parkway

Alameda, California 94502

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (510) 749-4200

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on March 17, 2011, Celera Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Quest Diagnostics Incorporated, a Delaware corporation (“Parent”) and Spark Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, on March 28, 2011, Purchaser commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock of the Company, par value $0.01 per share (the “Shares”), for $8.00 per share, net to the holder thereof in cash, without interest and subject to applicable withholding taxes (such amount, the “Offer Price”).

On May 4, 2011, Parent announced the completion of the Offer which expired at 5:00 p.m. (New York City time) on May 3, 2011. According to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), as of the Offer expiration, a total of approximately 45,962,366 Shares were validly tendered and not properly withdrawn, representing approximately 52.38% of the Shares then outstanding on a fully diluted basis. On May 4, 2011, Parent announced that Purchaser had accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to the expiration of the Offer. In addition, as of such date, the Depositary had received commitments to tender approximately 5,208,360 Shares in accordance with the guaranteed delivery procedures described in the Offer to Purchase. As a result, a change of control of the Company occurred on May 3, 2011.

On May 4, 2011, Parent also announced that Purchaser had elected to provide a subsequent offering period for the Offer pursuant to Rule 14d-11 of the Exchange Act to purchase all remaining untendered Shares. The subsequent offering period expired at 5:00 p.m. (New York City time) on May 10, 2011. According to the Depositary, as of the expiration of the subsequent offering period, a total of approximately 1,492,309 Shares, when added to the number of Shares already owned by the Purchaser, were validly tendered and not properly withdrawn, representing approximately 64.02% of the Shares then outstanding and 61.01% of the Shares then outstanding on a fully diluted basis.

Based on the per Share consideration of $8.00 and the number of Shares accepted for payment by Purchaser, as of May 12, 2011, the value of the Shares purchased by Purchaser in connection with the Offer was approximately $428,344,968. The funds used to purchase the Shares were provided by Purchaser from a capital contribution from Parent, and Parent obtained such funds from its cash on hand and its existing credit facilities (the proceeds of which may be used for general corporate purposes).

On May 17, 2011, pursuant to the terms of the Merger Agreement, Purchaser exercised its top up option, provided pursuant to Section 2.4 of the Merger Agreement, to purchase directly from the Company an additional number of Shares sufficient to give Purchaser ownership of at least 90% of the then outstanding Shares, when combined with the Shares already owned by Purchaser and Parent. Pursuant to the exercise of this top up option, Purchaser purchased directly from the Company a total of 212,767,129 newly issued Shares (the “Top Up Option Shares”) at a price of $8.00 per Share. Such Top Up Option Shares, combined with the Shares already owned by Purchaser and Parent, represented 90% or more of the outstanding Shares, which allowed Purchaser to effect a short-form merger of Purchaser with and into the Company under Delaware law, without the need for a meeting of the Company’s stockholders. Purchaser paid the purchase price for the Top Up Option Shares in cash in the amount of $2,127,671.29 and the remainder by delivery of a promissory note.

On May 17, 2011, Purchaser was merged with and into the Company (the “Merger”) pursuant to the terms of the Merger Agreement, with the Company surviving as a wholly owned subsidiary of Parent. At the effective time of the Merger, each issued and outstanding Share that was not tendered pursuant to the Offer was cancelled and converted into the right to receive the Offer Price (other than Shares held in the treasury of the Company, Shares held by Parent or Purchaser or any of their respective subsidiaries or Shares held by stockholders, if any, who properly exercise their appraisal rights under Delaware law).

As a result of the Merger, the Company will no longer fulfill the numerical listing requirements of The NASDAQ Stock Market (“NASDAQ”). Accordingly, on May 18, 2011, at the Company’s request, NASDAQ will file with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 thereby effecting the delisting of the Shares from NASDAQ.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 3.01 is incorporated by reference herein. The Top Up Option Shares were offered and sold to Purchaser in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 3.03 Material Modification to Rights of Security Holders.

At the effective time of the Merger, each issued and outstanding Share (other than Shares held in the treasury of the Company and Shares held by Parent or Purchaser or any of their respective subsidiaries) was converted into the right to (i) receive from the Company the Offer Price or (ii) seek appraisal of such Shares under Delaware law.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, and effective as of the effective time of the Merger, Robert A. Hagemann and Michael E. Prevoznik, the directors of Purchaser immediately prior to the effective time of the Merger, became the new directors of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

In connection with consummation of the Merger, the Company’s certificate of incorporation was amended and restated as set forth in Exhibit A to the Merger Agreement. Also, upon consummation of the Merger, the bylaws of the Company were amended and restated as set forth in Exhibit B to the Merger Agreement. Copies of the restated certificate of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 to this report and are incorporated by reference in this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description
3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2011

CELERA CORPORATION

By:	/s/ Scott K. Milsten
Name:	Scott K. Milsten
Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.